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                                                                    EXHIBIT 23.2

              [LETTERHEAD OF ALTSCHULER, MELVOIN AND GLASSER LLP]




To the Board of Directors and Stockholders
Signature Eyewear, Inc.

We have issued our report dated January 15, 1997, accompanying the financial statements of Signature Eyewear, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ Altschuler, Melvoin and Glasser LLP

Los Angeles, California
August 28, 1997